                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

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[_]  Confidential, For Use Of The
     Commission Only (As Permitted By
     Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Under Rule 14a-12

                         BRUNSWICK TECHNOLOGIES, INC.
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               (Name of Registrant as Specified In Its Charter)

                       VETROTEX CERTAINTEED CORPORATION
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Fee paid previously with preliminary materials.

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Notes:

                         VETROTEX CERTAINTEED CORPORATION
                             750 E. SWEDESFORD ROAD
                             VALLEY FORGE, PA 19482




May 2, 2000

Dear Fellow Shareholder:

Recently CertainTeed Corporation commenced an offer to purchase the shares of Brunswick Technologies, Inc. ("BTI") at $8 cash per share. THIS REPRESENTS A PREMIUM OF 46% OVER THE CLOSING PRICE OF $5.50 PER SHARE ON APRIL 14, THE LAST TRADING DAY PRIOR TO THE ANNOUNCEMENT OF CERTAINTEED'S OFFER.

Several obstacles currently stand in the way of your being able to sell your shares to CertainTeed. YOU HAVE THE POWER TO REMOVE THESE OBSTACLES WITH YOUR VOTE.

At the Annual Meeting currently scheduled for May 16, BTI would have you approve an amendment to increase the number of shares available under the BTI option plan. This plan, in some respects, resembles a poison pill. Under the plan, non-statutory stock options and stock appreciation rights may be issued with an exercise price of only 50% of fair market value. While we have in the past supported BTI's employee stock option program, we believe that grants under the plan could be used to dilute the ownership interests of all BTI shareholders and substantially increase the cost to acquire BTI by CertainTeed or any other potential bidder.

WE BELIEVE THAT APPROVAL OF BTI'S PROPOSED AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN IS NOT IN THE BEST INTERESTS OF SHAREHOLDERS AND URGE YOU TO VOTE AGAINST PROPOSAL NO. 2. Because defeat of Proposal No. 2 would satisfy one of the conditions of CertainTeed's offer, your vote AGAINST Proposal No. 2 would help preserve your opportunity to maximize the value of your investment. TO PROTECT YOUR INTERESTS, WE RECOMMEND THAT YOU NOT SIGN ANY WHITE PROXY CARD WHICH BTI HAS SENT TO YOU, BUT RATHER WAIT FOR OUR PROXY MATERIALS, WHICH WILL BE MAILED TO YOU SHORTLY.*

BTI has put in place a number of anti-takeover measures, including a "poison pill," that would stand in the way of your being able to sell your shares to CertainTeed or any other potential

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* If, however, you choose to return the BTI White proxy card, we urge you to vote AGAINST Proposal No. 2 to help preserve your opportunity to participate in CertainTeed's offer.

bidder. WE BELIEVE THAT YOU, THE SHAREHOLDERS, SHOULD HAVE THE OPPORTUNITY TO MAXIMIZE THE VALUE OF YOUR INVESTMENT.



We will shortly be sending you our proxy materials. We urge you to review those materials carefully and vote AGAINST Proposal No. 2 to help preserve your opportunity to participate in CertainTeed's offer, or any higher offer which may be forthcoming.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL INNISFREE M&A INCORPORATED, WHO IS ASSISTING US, TOLL-FREE AT 1-888-750-5834.

Thank you for your support.


VETROTEX CERTAINTEED CORPORATION



INFORMATION REGARDING THE PARTICIPANTS IN THIS SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN CAN BE FOUND IN THE FORM TO FILED BY VA ACQUISITION CORPORATION, CERTAINTEED CORPORATION AND COMPAGNIE DE SAINT-GOBAIN WITH THE SECURITIES AND EXCHANGE COMMISSION.

YOU SHOULD READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. YOU CAN GET THE PROXY STATEMENT, THE FORM TO FILED BY VA ACQUISITION CORPORATION, CERTAINTEED CORPORATION AND COMPAGNIE DE SAINT-GOBAIN AND OTHER RELEVANT DOCUMENTS, FOR FREE, AT THE COMMISSION'S WEB SITE AT http://www.sec.gov. COPIES OF OUR PROXY STATEMENT WILL BE MADE AVAILABLE TO SHAREHOLDERS FREE OF CHARGE. PLEASE CONTACT INNISFREE IF YOU DO NOT RECEIVE OUR PROXY MATERIALS.